Exhibit 99.1

Polycom Appoints Gary Daichendt to Board of Directors

Daichendt brings more than 25 years of experience in the tech industry with leading global companies including Cisco Systems, IBM, Wang Laboratories and Nortel Networks.

SAN JOSE, Calif. – Aug 6, 2015: Polycom, Inc. (Nasdaq: PLCM) today announced that it has appointed Gary Daichendt to the Polycom Board of Directors effective August 5, 2015. Daichendt’s expansive career as a senior officer of leading organizations provides him broad expertise in senior management, strategy and operational excellence, as well as an extensive understanding of the global IT industry.

Daichendt served as Executive Vice President Worldwide Operations at Cisco, where he was responsible for global sales, support, distribution, manufacturing and strategic alliances. He spent eight years at Wang Laboratories, serving as its Vice President of Central Operations and Vice President of Marketing. He was also President and Chief Operating Officer at Nortel Networks and spent 10 years in various sales, marketing and management positions at IBM.

“I am delighted to welcome Gary Daichendt to the Polycom Board of Directors,” said Kevin Parker, Chairman of the Board, Polycom. “Gary brings significant business strategy, customer focus and technology expertise through his previous senior executive roles at large global companies, which aligns perfectly to Polycom’s market opportunity and focus on driving profitable growth. Gary will be a great addition to the board, and we look forward to working closely with him.”

The Polycom Board now has eight members.

Daichendt also has extensive experience in public company corporate governance. Currently, he serves on the boards of NCR Corporation and Juniper Networks, Inc. Previously, he served on the boards of ShoreTel, Inc. and Emulex Corporation.

“I am excited to join Polycom at such an interesting and compelling time for the unified communications and collaboration industry,” said Gary Daichendt. “I am looking forward to partnering with the other members of the board and working with Peter Leav and the leadership team to help Polycom accelerate its business.”

About Polycom

Polycom helps organizations unleash the power of human collaboration. More than 415,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Polycom and its global partner ecosystem provide flexible collaboration solutions for any environment that deliver the best user experience, the broadest multi-vendor interoperability and unmatched investment protection. Visit www.polycom.com or connect with us on Twitter, Facebook and LinkedIn to learn more.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the market opportunity and profitable growth for Polycom and accelerating Polycom’s business. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and on our customers and partners, and any resulting loss of business; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully implement process improvements and cost containment initiatives; changes to our strategic areas of focus and investment; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products due to engineering, manufacturing or other delays; increasing costs and the availability of capital; changes in key sales and other personnel that may cause disruption to the business; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

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